Supermicro Provides First Quarter of Fiscal Year 2026 Business Update
Receives Large New Orders and Sees Strong Demand for Blackwell Ultra

SAN JOSE, Calif. – October 23, 2025 -- (BUSINESS WIRE) -- Super Micro Computer, Inc. (Nasdaq: SMCI), a Total IT Solution Provider for AI, Cloud, Storage, and 5G/Edge, today is providing a business update for the first quarter of fiscal year 2026 (Q1'26), ended September 30, 2025, and schedules earnings call for November 4th at 5pm EST.

•Recent design wins in excess of $12B, requesting delivery in the second quarter of fiscal year 2026 (Q2’26). Company will provide further updates on our upcoming earnings call on expected Q2'26 deliveries and revenues
•Design win upgrades pushed some expected Q1'26 revenue to Q2'26, resulting in estimated revenue in Q1'26 of $5B versus $6B-$7B guidance
•Seeing robust demand for Supermicro Nvidia GB300, B300, RTX Pro, AMD 355X LC, now starting to ship

“Supermicro is seeing outstanding levels of customer engagements for newly released AI liquid cooled solutions along with numerous key customers ramping large, multi-quarter, volume deployments.” said Charles Liang, President and CEO of Supermicro. “We see customer demand accelerating, and we are gaining AI share, reiterating revenue of at least $33B for FY 2026 with the expectation of delivering more.”

Earnings Conference Call Scheduled for November 4th, at 5PM EST

The webcast will be available at https://ir.supermicro.com

A replay of the webcast will be available shortly after the call at the same website and will remain accessible for one year.

Financial Information Is Preliminary and May Be Subject to Change

The estimated revenue for the quarter ended September 30, 2025 presented in this press release is preliminary. The final revenue reported for this period may differ from the estimated revenue reported in this release.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “may,” "plan,” “seek,” “should,” “will,” “would” “optimistic” or similar expressions and the negatives of those terms. Such forward looking statements may include statements regarding, among other things, guidance update for the first quarter of fiscal year 2026 and full year fiscal 2026, expectations that additional customer commitments will be secured in the upcoming quarters of fiscal year 2026, meeting the Company's long-term targets and capitalizing on the growing market opportunity in the long-term, and our progressing leadership in DCBBS, DLC and AI technology. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may be less predictable, (iii) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (v) adverse economic conditions could affect our business, including, but not limited to, increased tariffs. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are detailed in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2025. Furthermore, the Company's independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to the preliminary revenue included herein. During the preparation of the Company's financial statements and related notes and the completion of the review for such periods, additional adjustments to the preliminary revenue presented here may be identified, and its final results for these periods may vary from these preliminary estimates. These preliminary results should not be considered a substitute for the financial statements to be prepared in accordance with accounting principles generally accepted in the United States and to be filed with the Securities and Exchange Commission once available.

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first-to-market innovation for Enterprise, Cloud, AI, and 5G Telco/Edge IT Infrastructure. We are a Total IT Solutions manufacturer with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enables our development and production, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling). Supermicro, Server Building Block Solution, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc. All other brands, names, and trademarks are the property of their respective owners.

Investor Relations Contact:

Nicole Noutsios
email: ir@supermicro.com
Source: Super Micro Computer, Inc.